UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 4, 2023

Date of Report (Date of earliest event reported)

PhenomeX Inc.

(Exact name of registrant as specified in its charter)

Delaware	35-2415390
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

001-39388

(Commission File Number)

5858 Horton Street, Suite 320
Emeryville, California	94608
(Address of principal executive offices)	(Zip Code)

(510) 858-2855

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.00005 par value	CELL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities

As previously disclosed, on March 21, 2023 (the “Closing”), PhenomeX Inc., formerly known as Berkeley Lights, Inc. (the “Company” or “PhenomeX”), completed the transactions contemplated by the Agreement and Plan of Merger, dated as of December 21, 2022 (the “Merger Agreement”), by and among the Company, Iceland Merger Sub Inc., a wholly owned subsidiary of the Company (“Merger Sub”), and IsoPlexis Corporation (“IsoPlexis”). Pursuant to the Merger Agreement, on March 21, 2023, Merger Sub merged with and into IsoPlexis (the “Merger”), with IsoPlexis surviving the Merger as a wholly owned subsidiary of the Company.

In connection with the Merger and as part of the Company’s broader efforts to improve efficiency and manage its operating expenses, on May 4, 2023, the Company committed to a reduction in force that is expected to impact approximately 55 employees, which represents approximately 15% of our total full-time employees. The Company expects that the reduction in force will be substantially complete by the end of the second quarter of 2023. The reduction in force is consistent with the Company’s previously disclosed cost synergies objective related to the Merger.

In connection with the reduction in force, the Company estimates it will incur charges of approximately $0.8 million, primarily consisting of severance costs. The Company expects that substantially all these charges will be incurred in the second quarter of 2023. The estimates of costs and expenses that the Company expects to incur in connection with the reduction in force are subject to a number of assumptions and actual results may differ materially. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the reduction in force.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based upon current plans, estimates and expectations of management that are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “may,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential,” “pursue,” “likely,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. All statements, other than historical facts, including statements regarding the Company’s anticipated charges associated with the reduction in force, including specific categories of costs and future cash expenditures, the timing of when such charges are expected to be recognized, the Company’s objectives regarding the cost synergies related to the Merger, and the benefits of the reduction in force, are forward-looking statements.

These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties, including those described in the Company’s most recent Annual Report on Form 10-K. Therefore, the Company’s actual results could differ materially from those expressed, implied or forecast in any such forward-looking statements. For example, the expected costs associated with the reduction in force may be greater than anticipated, completion of the reduction in force may take longer than anticipated, the Company may be unable to realize the contemplated benefits in connection with the reduction in force, and the reduction in force may have an adverse impact on the Company’s performance. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2023	PhenomeX Inc.

	By:	/s/ Scott Chaplin
Scott Chaplin
Chief Legal Officer